SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 3, 2006

51149, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51192
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

41 Sutter Street, Suite 1075

San Francisco, California 94014

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 262-1353

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2006 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, David N. Baker and Joseph Abrams each purchased 50,000 shares of 51149, Inc. issued and outstanding common stock from Scott Raleigh, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the shares of outstanding common stock of 51149, Inc.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, David N. Baker and Joseph Abrams purchased a total of 100,000 shares of the Company’s issued and outstanding common stock from Scott Raleigh, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the Company’s outstanding common stock. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	Scott Raleigh resigned as the Company’s President, Chief Executive Officer,
Chief Financial Officer and Secretary effective February 3, 2006.
o	As of February 3, 2006, David N. Baker was appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer.
o	Further, David N. Baker was appointed to the Board of Directors of the Company.
o	Scott Raleigh then resigned as a member of the board of directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Scott Raleigh resigned as the Company’s sole director effective as of February 3, 2006. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Scott Raleigh resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary effective February 3, 2006.

David N. Baker was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors as of February 3, 2006. Since 2003, Mr. Baker has also been the managing principal of Core Fund Management, L.P., the general partner of Core Fund, L.P., a hedge fund focusing on small- and micro-capitalization equities. Core Fund Management, L.P. is the registered investment advisor with the State of California. Mr. Baker is also the President and Chief Executive Officer of 51144, Inc. In 2001 and 2002, Mr. Baker was a proprietary trader and portfolio manager with Electronic Trading Group and First New York Securities. From 1998 to 2001, Mr. Baker was the founder, chief executive officer, and chairman of SectorBase, LLC, a sector-specific quantitative and qualitative securities database that was acquired by an affiliate of Preferred Trade. From 1994 to 1999, Mr. Baker was the president and portfolio manager of DNB Capital Management, Inc. and DNB Fund Partners, L.P., respectively. In 1989, Mr. Baker earned a B.A. from the University of Colorado and in 1992 received a J.D. with a focus on securities from Golden Gate University School of Law.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of February 3, 2006 between Scott Raleigh and David N. Baker and Joseph Abrams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

51149, Inc.

By:	/s/ David N. Baker
David N. Baker, CEO

Dated: February 7, 2006